Exhibit 23 (j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 21 to Registration Statement No. 33-29838 on Form N-1A of Cash Trust Series, Inc. of our reports dated July 14, 2000 relating to the financial statements of Government Cash Series, Municipal Cash Series, Prime Cash Series and Treasury Cash Series appearing in the Prospectuses, which are a part of such Registration Statement, and to the references to us under the heading "Financial Highlights" in such Prospectuses.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
September 28, 2000